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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      --------

                                      FORM T-1

                              STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                      CORPORATION DESIGNATED TO ACT AS TRUSTEE

                        CHECK IF AN APPLICATION TO DETERMINE
                        ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)
                                                   --
                                      --------

                          IBJ SCHRODER BANK & TRUST COMPANY
                 (Exact name of trustee as specified in its charter)

                New York                               13-5375195
      (Jurisdiction of incorporation                (I.R.S. Employer
or organization if not a U.S. national bank)         Identification
                                                           No.)

    One State Street, New York, New York                  10004
  (Address of principal executive offices)              (Zip Code)

                          IBJ SCHRODER BANK & TRUST COMPANY
                                  One State Street
                              New York, New York 10004
                                   (212) 858-2000
              (Name, address and telephone number of agent for service)

                        SAFETY COMPONENTS INTERNATIONAL, INC.
                 (Exact name of obligor as specified in its charter)

        Delaware                                      33-0596831
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.

                  AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC.
                 (Exact name of obligor as specified in its charter)

       Delaware                                         33-0611750
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                          ASCI HOLDINGS GERMANY (DE), INC.
                 (Exact name of obligor as specified in its charter)

       Delaware                                         33-0727084
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                             ASCI HOLDINGS UK (DE), INC.
                 (Exact name of obligor as specified in its charter)

       Delaware                                         33-0727081
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                           ASCI HOLDINGS MEXICO (DE), INC.
                 (Exact name of obligor as specified in its charter)

       Delaware                                         33-0727083
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                           ASCI HOLDINGS CZECH (DE), INC.
                 (Exact name of obligor as specified in its charter)

       Delaware                                         33-0727080
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                            ASCI HOLDINGS ASIA (DE), INC.
                 (Exact name of obligor as specified in its charter)

       Delaware                                         33-0757465
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

                         VALENTEC INTERNATIONAL CORPORATION
                 (Exact name of obligor as specified in its charter)

              Delaware                                         54-1658773
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)


                                    GALION, INC.
                 (Exact name of obligor as specified in its charter)

              Delaware                                         33-0611991
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)


                               VALENTEC SYSTEMS, INC.
                 (Exact name of obligor as specified in its charter)

              Delaware                                         33-0618610
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)


                     SAFETY COMPONENTS FABRIC TECHNOLOGIES, INC.
                 (Exact name of obligor as specified in its charter)

              Delaware                                         58-2328795
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                         Identification No.)


         2160 North Central Road
           Fort Lee, NJ 07024                                    07024
(Address of principal executive offices)                       (Zip Code)

                                  ----------------

                10 1/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                      OF SAFETY COMPONENTS INTERNATIONAL, INC.
                           (Title of Indenture Securities)

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
Item 1.  General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                        New York State Banking Department
                        Two Rector Street, New York, New York

                        Federal Deposit Insurance Corporation
                        Washington, D.C.

                        Federal Reserve Bank of New York Second District 33 Liberty Street
                        New York, New York

         (b)  Whether it is authorized to exercise corporate trust powers.

                                        Yes


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The obligor is not an affiliate of the trustee.

         Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                        None

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                        None

Item 13.   Defaults by the Obligor.

           (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                   Not Applicable

           (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                   Not Applicable

Item 16.   List of exhibits.

           List below all exhibits filed as part of this statement of eligibility.

           *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

           *2. A copy of the Certificate of Authority of the trustee to Commence Business (Included in Exhibit 1 above).

           *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146.

           *4. A copy of the existing By-Laws of the trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

            5.   Not Applicable.

         6.  The consent of United States institutional trustee required by
             Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                        NOTE

In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee, the obligor is not in default under any indenture under which the applicant is trustee.

                                      SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 8th day of August 1997.

                                        IBJ SCHRODER BANK & TRUST COMPANY

                                        By:  /s/ Max Volmar
                                             ----------------------------
                                             Max Volmar
                                             Vice President

                                      EXHIBIT 6

                                 CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issue by SAFETY COMPONENTS INTERNATIONAL, INC. of its 10 1/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.


                                        IBJ SCHRODER BANK & TRUST COMPANY

                                        By:  /s/ Max Volmar
                                             ----------------------------
                                             Max Volmar
                                             Vice President

Dated: August 8, 1997

                                      EXHIBIT 7


                         CONSOLIDATED REPORT OF CONDITION OF
                          IBJ SCHRODER BANK & TRUST COMPANY
                                OF NEW YORK, NEW YORK
                        AND FOREIGN AND DOMESTIC SUBSIDIARIES


                             REPORT AS OF MARCH 31, 1997


                                                                                        DOLLAR AMOUNTS
                                                                                         IN THOUSANDS
                                                                                        --------------
                                          ASSETS

Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.................................   $   37,521
  Interest-bearing balances..........................................................   $  325,073

Securities:  Held-to-maturity securities.............................................   $  177,447
             Available-for-sale securities...........................................   $   47,358

Federal funds sold and securities purchased under
agreements to resell in domestic office of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
  Federal Funds sold and Securities purchased under agreements to resell.............   $   75,273

Loans and lease financing receivables:
  Loans and leases, net of unearned income...............................  $1,820,213
  LESS: Allowance for loan and lease losses..............................  $   58,785
  LESS: Allocated transfer risk reserve..................................  $      -0-
  Loans and leases, net of unearned income, allowance, and reserve...................   $1,761,428

Trading assets held in trading accounts..............................................   $      602

Premises and fixed assets (including capitalized leases).............................   $    3,817

Other real estate owned..............................................................   $      202

Investments in unconsolidated subsidiaries and associated companies..................   $      -0-

Customers' liability to this bank on acceptances outstanding.........................   $      310

Intangible assets....................................................................   $      -0-

Other assets.........................................................................   $   74,528

TOTAL ASSETS.........................................................................   $2,503,559

                                     LIABILITIES

Deposits:
  In domestic offices ........................................................................    $  792,944
    Noninterest-bearing ..........................................................  $  260,196
    Interest-bearing .............................................................  $  394,562

  In foreign offices, Edge and Agreement subsidiaries, and IBFs ..............................    $1,149,176
    Noninterest-bearing ..........................................................  $   13,875
    Interest-bearing .............................................................  $1,135,301

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

  Federal Funds purchased and Securities sold under agreements to repurchase .................    $  344,500

Demand notes issued to the U.S. Treasury .....................................................    $   30,000

Trading Liabilities ..........................................................................    $      178

Other borrowed money:
  a) With a remaining maturity of one year or less ...........................................    $   23,037
  b) With a remaining maturity of more than one year .........................................    $    4,958

Mortgage indebtedness and obligations under capitalized leases ...............................    $      -0-

Bank's liability on acceptances executed and outstanding .....................................    $      310

Subordinated notes and debentures ............................................................    $      -0-

Other liabilities ............................................................................    $   71,245

TOTAL LIABILITIES ............................................................................    $2,278,162

Limited-life preferred stock and related surplus .............................................    $      -0-

                                               EQUITY CAPITAL

Perpetual preferred stock and related surplus ................................................    $      -0-

Common stock .................................................................................    $   29,649

Surplus (exclude all surplus related to preferred stock) .....................................    $  217,008

Undivided profits and capital reserves .......................................................    $  (21,223)

Net unrealized gains (losses) on available-for-sale securities ...............................    $       37

Cumulative foreign currency translation adjustments ..........................................    $      -0-

TOTAL EQUITY CAPITAL .........................................................................    $  225,397

TOTAL LIABILITIES AND EQUITY CAPITAL .........................................................    $2,503,559